Exhibit 23


                                     CONSENT

         I hereby consent to the inclusion in this Current Report on Form 8-K/A of Merrimac Industries, Inc. of my report dated February 2, 1999 relating to the financial statements of Filtran Microcircuits Inc. as at and for the fiscal year ended November 30, 1998 and to the incorporation by reference of such report in
(i) the Registration Statement on Form S-8 (Registration No. 33-68862) pertaining to the 1993 Stock Option Plan, (ii) the Registration Statement on Form S-8 (Registration No. 333-09633) relating to the 1995 Stock Purchase Plan of Merrimac Industries, Inc., (iii) the Registration Statement on Form S-8 (Registration No. 2-86405) relating to the 1983 Key Employees Stock Option Plan of Merrimac Industries, Inc., (iv) the Registration Statement on Form S-8 (Registration No. 333-36795) relating to the Long-Term Incentive Plan of Merrimac Industries, Inc. and (v) the Registration Statement on Form S-8 (Registration No. 333-36199) relating to the Stock Option Plan for Non-Employee Directors of Merrimac Industries, Inc.




/s/ Thomas H. Busing
Thomas H. Busing,
Chartered Accountant


Nepean, Ontario, Canada
June 17, 1999